Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces a Special Dividend of $0.15 Per Share

Menlo Park, Calif., December 3, 2014 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or “TPVG”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced that it will pay a special dividend of $0.15 per share.  This special dividend represents additional taxable income that will be distributed in 2014 bringing total distributions to the Company’s stockholders of approximately $12.0 million or $1.22 per share.  The dividend will be payable on December 31, 2014 to stockholders of record as of December 22, 2014.

“We are pleased to provide investors with a special dividend that reflects the growth in our portfolio, the strong return profile of our investments, and the positive effects of prepayment activities in our portfolio,” said Jim Labe, chief executive officer and chairman of the board of TPVG.  “This special dividend, which will be paid solely from taxable income, helps us meet the requirement that we distribute at least 90% of our taxable income in 2014, our first year as a publicly traded BDC.”

To the extent TPVG’s earned annual taxable income is in excess of its dividends paid for the year, TPVG’s board of directors has elected to carry over, or “spillover,” the excess taxable income for distribution in the following year subject to certain limitations and requirements, including the payment of a nondeductible 4% excise tax.  Any spillover of 2014 earnings to 2015 is anticipated to be determined after the close of TPVG’s fiscal year-end on December 31, 2014 and reported in its annual report on Form 10-K to be filed with the SEC.

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp.  (the “Company”) (NYSE: TPVG) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.  It was formed to expand the venture growth stage business segment of its sponsor, TriplePoint Capital LLC.  The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors.  More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.  Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.  For a further list and description of such risks and uncertainties, see the Company’s final prospectus filed with the Securities and Exchange Commission on March 7, 2014, and other reports filed by the Company with the Securities and Exchange Commission.  The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company.  Forward-looking statements are not predictions of future events.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Chuck Dohrenwend or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

cod@abmac.com / trm@abmac.com